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                                                                    EXHIBIT 24-1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (No. 33-9393 and No. 33-56004) and Form S-3 (No. 33-33640) of Lewis Galoob Toys, Inc. and its subsidiaries of our report dated February 10, 1995 appearing on page F-1 of this Form 10-K.
                                                Price Waterhouse L.L.P.

San Francisco, California
March 29, 1995